UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15 2012

DUBLI, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Town Center Circle, Suite 601

Boca Raton, FL 33486
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 417-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective as of September 30, 2010, DubLi, Inc. (the “Company”) entered into a two-year employment agreement with Mark L. Mroczkowski (the “Employment Agreement”), pursuant to which Mr. Mroczkowski serves as the Company’s Chief Financial Officer. After the initial two-year term, the Employment Agreement automatically renews for one-year periods unless either party gave at least 60 days prior written notice. As of July 1, 2012, Mr. Mroczkowski’s base salary was increased from $ 162,000 to $ 216,000.

On October 15, 2012, the Company and Mr. Mroczkowski entered into an Amended and Restated Employment Agreement (the “Amendment”), which became effective on October 1, 2012. Pursuant to the Amendment, Mr. Mroczkowski will serve as Chief Financial Officer of the Company through January 31, 2013 and will serve as an officer of the Company, other than Chief Financial Officer, from and after February 1, 2013. The Amendment extended the current term, which would have expired on September 30, 2013, through January 31, 2014.

None of the other terms of the Employment Agreement were modified in any material respect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement entered into on October 15, 2012, between DubLi, Inc. and Mark J. Mroczkowski.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DubLi, Inc.
(Registrant)

Date: October 18, 2012
By: /s/ Michael B. Hansen
Michael B. Hansen
President and Chief Executive Officer